Exhibit 4.2

LIFEPOINT HEALTH, INC.

as Issuer,

Each of the Guarantors Named Herein

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 4, 2015

to

INDENTURE

Dated as of December 4, 2015

5.875% Senior Notes Due 2023

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ARTICLE V

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets	45
Section 5.02	Successor Corporation Substituted	45

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01	Events of Default	46
Section 6.02	Acceleration	47
Section 6.03	Applicability of Certain Other Provisions	48
Section 6.04	Notice	48

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01	Applicability of Certain Provisions	48

ARTICLE VIII

NO SINKING FUND

Section 8.01	Applicability of Certain Provisions	49

ARTICLE IX

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01	Applicability of Certain Provisions	50

ARTICLE X

SUBSIDIARY GUARANTEES

Section 10.01	Subsidiary Guarantees	51
Section 10.02	Subsidiary Guarantors May Consolidate, Etc. on Certain Terms	51
Section 10.03	Release of Guarantors	51

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01	Applicability of Certain Provisions	52

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ARTICLE XII

MISCELLANEOUS

Section 12.01	Scope of this First Supplemental Indenture	52
Section 12.02	Ratification of Indenture	52
Section 12.03	Trustee Not Responsible for Recitals	52
Section 12.04	Separability	53
Section 12.05	Counterparts	53
Section 12.06	GOVERNING LAW	53

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FIRST SUPPLEMENTAL INDENTURE dated as of December 4, 2015 (this “First Supplemental Indenture”), by and among LifePoint Health, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of December 4, 2015 (the “Base Indenture”) providing for the issuance from time to time of one or more series of the Company’s debt securities;

WHEREAS, Section 2.01 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 9.01 of the Base Indenture; and

WHEREAS, the Company is entering into this First Supplemental Indenture to establish the form and terms of its 5.875% Senior Notes due 2023 (the “Notes”).

NOW THEREFORE, in consideration of the premises and covenants contained herein, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.  Each term used herein which is defined in the Base Indenture has the meaning assigned to such term in the Base Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern.  The following terms, as used herein, have the following meanings:

“Acquired Debt” means, with respect to any specified Person Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Redemption Premium” means, with respect to any Note on any Redemption Date, the excess of

(1)                                 the present value at such Redemption Date of the Redemption Price of such Note if such Note were redeemed on December 1, 2018 plus all required interest payments due on such Note through December 1, 2018 (not including any portion of such payments of interest accrued to the Redemption Date) computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over

(2)                                 the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any assets, other than sales of products and services in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.05 and/or Section 5.01 hereof and not by Section 4.03; and

(2)                                 the issuance of Equity Interests (other than directors’ qualifying shares) by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves assets having a fair market value of less than $75.0 million;

(2)                                 a transfer of assets between or among the Company and one or more Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)                                 the sale, lease, assignment, sublease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)                                 the sale or other disposition of cash or Cash Equivalents;

(6)                                 a Restricted Payment (or Payment that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment that is permitted by Section 4.01 hereof;

(7)                                 a sale or other disposition of accounts receivable and related assets in connection with a financing transaction involving such assets (including, without limitation, in connection with a securitization or similar financing);

(8)                                 any disposition of property in the ordinary course of business by the Company or any Restricted Subsidiary that, in the good faith judgment of management of the Company, has become obsolete, worn out, damaged or no longer useful in the conduct of the business of the Company or the Restricted Subsidiaries;

(9)                                 any Asset Swap;

(10)                          any sale of securities constituting Equity Interests that are issued by a subsidiary trust or other financing vehicle in a transaction permitted under Section 4.02 hereof;

(11)                          the discount or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(12)                          licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business or consistent with past practice;

(13)                          a Sale and Leaseback Transaction; provided that at least 75% of the consideration paid to the Company or the Restricted Subsidiary for such Sale and Leaseback Transaction consists of cash received at closing;

(14)                          the sale, transfer or other disposition of Hedging Obligations incurred pursuant to Section 4.02 hereof;

(15)                          the creation of any Permitted Lien and dispositions in connection with Permitted Liens;

(16)                          dispositions of assets resulting from the assertion by federal, state or local governmental authorities (or similarly empowered Persons) of rights of eminent domain, condemnation or expropriation or similar rights;

(17)                          long term leases of Hospitals to another Person; provided that the aggregate book value of all such properties subject to such leases does not exceed 10% of the Total Assets of the Company;

(18)                          sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(19)                          the disposition of Receivables and Related Assets in a Qualified Securitization Transaction; and

(20)                          the disposition of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary.

“Asset Sale Offer” has the meaning set forth in Section 4.03.

“Asset Swap” means an exchange by the Company or any Restricted Subsidiary of property or assets for property or assets of another Person; provided that (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company’s Board of Directors), and (ii) at least 75% of the consideration received in such exchange constitutes assets or other property of a kind usable by the Company and its Restricted Subsidiaries in a Permitted Business; provided, further, that any cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with such an exchange shall constitute Net Proceeds subject to the provisions of Section 4.03 hereof.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

(2)                                 with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities constituting direct obligations of the United States or any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

(3)                                 securities constituting direct obligations of any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded one of the two highest long term or short term, as applicable, debt ratings by S&P or Moody’s or any other United States nationally recognized credit rating agency of similar standing;

(4)                                 certificates of deposit with a maturity of one year or less or bankers’ acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short term unsecured debt rating of at least “P-1” by Moody’s or “A-1” by S&P;

(5)                                 eurodollar time deposits with maturities of one year or less and overnight bank deposits with any bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short term unsecured debt rating of at least “P-1” by Moody’s or “A-1” by S&P;

(6)                                 repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2), (3), (4) and (5) of this definition entered into with any financial institution meeting the qualifications specified in such clauses above;

(7)                                 commercial paper maturing in 365 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of “A2” or better by S&P or “P2” or better by Moody’s or any other United States nationally recognized credit rating agency of similar standing; and

(8)                                 any fund or other pooling arrangement at least 95% of the assets of which constitute Investments described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)                                 the Company becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                                 an amount equal to any extraordinary, unusual or non-recurring loss, expense or charge plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without regard to the dollar limitation in the definition thereof), to the extent such losses, expenses or charges were deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                 consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)                                 depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)                                 severance payments, other employee termination benefits or relocation costs, expenses or charges, non-cash stock based compensation expense, and net income attributable to non-controlling interests in the Company’s non-wholly owned Subsidiaries; minus

(6)                                 any amortization of discounts of convertible debt instruments resulting from the application of APB 14-1 “Accounting for Convertible Debt Instruments”; minus

(7)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)                                 the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)                                 for purposes of Section 4.01, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

(4)                                 the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Secured Debt Ratio” as of the date of any event for which a calculation is required (the “date of determination”) means the ratio of (a) (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of the date of determination minus (ii) the unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a Consolidated basis as of the date of determination to (b) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”; provided that the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment (such amount elected, the “Elected Amount”) under such Indebtedness secured by Liens as being incurred at such time, in which case (i) any subsequent incurrence of such Indebtedness secured by Liens under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time and (ii) for purposes of all subsequent calculations of the Consolidated Secured Debt Ratio at any time during which such commitment remains effective, the Elected Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding.  For the avoidance of doubt, the Company’s delivery to the Trustee of the Officers’ Certificate contemplated in this definition shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

“Consolidated Senior Leverage Ratio” means, as of the date of determination, the ratio (x) of (i) the aggregate amount of all Indebtedness (other than Subordinated Indebtedness) of the Company and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries that are not Guarantors as of the date of the determination minus (ii) the unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a Consolidated basis as of the date of determination to (y) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Leverage Ratio” means, as of the date of determination, the ratio (x) of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries that are not Guarantors as of the date of the determination minus (ii) the unrestricted cash and Cash Equivalents of the Company and its restricted Subsidiaries on a Consolidated basis as of the date of determination to (y) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Credit Agreement” means the Credit Agreement, dated as of July 24, 2012, by and among the Company, as borrower, the lenders parties thereto, Citibank, N.A., as administrative agent, Bank of America, N.A. and Barclays Bank plc, as co-syndication agents and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank plc as lead arrangers and bookrunners, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended by the Incremental Facility Amendment No. 1, dated February 6, 2013, and as further amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), note purchase agreements, commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non cash Consideration pursuant to an Officers’ Certificate executed by the principal financial officer and any of the other executive officers of the Company or such Restricted Subsidiary at the time of such Asset Sale.  Any particular item of Designated Non cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control with respect to the Company or an asset sale by the Company or its Restricted Subsidiaries will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.01.

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale by the Company for cash of its common stock or preferred stock (excluding Disqualified Stock).

“Excess Proceeds” has the meaning set forth in Section 4.03.

“Excluded Subsidiaries” means those Domestic Subsidiaries which are Wholly Owned Subsidiaries that are designated by the Company as Domestic Subsidiaries that will not be Guarantors; provided, however, that in no event will the Excluded Subsidiaries, either individually or collectively, hold more than 4.5% of the consolidated assets of the Company and its Domestic Subsidiaries as of the end of any fiscal quarter (determined as of the most recent fiscal quarter for which the Company has internal financial statements available); provided, further, that any Subsidiary that guarantees Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor may not be designated as or continue to be an Excluded Subsidiary.  In the event any Subsidiaries, individually or collectively, previously designated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, the Company will, within 60 calendar days following such event, cause one or more of such Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with.  On the Issue Date, Rockdale Clinically Integrated Medical Care Organization, LLC, Rockdale Hospital, LLC and Rockdale Physician Practices, LLC shall be Excluded Subsidiaries.  After the Issue Date, the Company may designate Domestic Subsidiaries as Excluded Subsidiaries by an Officers’ Certificate submitted to the Trustee.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Existing Senior Notes” means the 5.5% Senior Notes due 2021 pursuant to that certain Indenture, dated as of December 6, 2013, among the Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of May 12, 2014, among the Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)                                 the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)                                 any amortization of discounts of convertible debt instruments resulting from the application of APB 14-1 “Accounting for Convertible Debt Instruments.”

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, pro forma effect will be given to:

(1)                                 acquisitions of any operations or businesses or assets that have been made by the specified Person or any of its Restricted Subsidiaries, including through purchases or through mergers or consolidations and including any related financing transactions, during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four-quarter reference period; and

(2)                                 the discontinuance of operations or businesses and dispositions of operations or businesses or assets during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four-quarter reference period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period.  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of consolidated interest expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company.  In addition, any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1)                                 the Financial Accounting Standards Board’s FASB Accounting Standards Codification; and

(2)                                 the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note” or “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.02 of the Base Indenture.

“Global Note Legend” means the legend set forth in Exhibit A to the Base Indenture, which is required to be placed on all Global Notes issued under this First Supplemental Indenture.

“Government Securities” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)                                 the Wholly Owned Subsidiaries that are Domestic Subsidiaries of the Company as of the Issue Date, other than Excluded Subsidiaries, and the Domestic Subsidiaries as of the Issue Date which are non-Wholly Owned Subsidiaries but which guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor; and

(2)                                 any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture (which shall be evidenced by the execution of a supplemental indenture in the form of Exhibit D hereto), and their respective successors and assigns; provided that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)                                 other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Hospital” means a hospital, outpatient clinic, outpatient surgical center, long term care facility, diagnostic facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)                                 representing Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property; or

(6)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, in each case limited to the maximum amount of liability of the specified Person with respect to such Lien or Guarantee on the date in question.  Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business, any liability for federal, state, local or other taxes, any settlements or judgments relating to governmental litigations and/or investigations or contingent obligations incurred in the ordinary course of business.  The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

“Indenture” means the Base Indenture, as amended from time to time with respect to the Notes, and together with and as supplemented by this First Supplemental Indenture.

“Insurance Subsidiary” means a Subsidiary of the Company or any Restricted Subsidiary established for the purpose of insuring the businesses or facilities owned or operated by the Company or any of its Subsidiaries or any joint venture to which they are party or any Person employed by or on the staff of any such business or facility.

“Interest Payment Date” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade” means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody’s, any of the rating categories from and including Aaa to and including Baa3.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.01; provided that the Company shall not have been deemed to have made an Investment pursuant to the foregoing if the Company shall have previously or concurrently therewith been deemed to have made an Investment in connection with such Equity Interests.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.01; provided the Company or such Restricted Subsidiary shall not have been deemed to have made an Investment pursuant to the foregoing if the Company or any Restricted Subsidiary shall have previously or concurrently therewith been deemed to have made an Investment in connection with such acquisition. “Investments” shall exclude extensions of trade credit.

“Issue Date” means the original issue date for the first issuance of Notes offered hereunder.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Originator Recourse” means a reimbursement obligation of the Company in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that the Company’s board of directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be incurred by the Company pursuant to Section 4.02.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)                                 any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:  (a) any Asset Sale (without regard to the dollar limitation in the definition thereof); (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; or (c) any acquisition, recapitalization or Permitted Investment of such Person or any of its Restricted Subsidiaries;

(2)                                 any extraordinary, unusual or non-recurring gain, charge, expense or loss (together with any related provision for taxes on such extraordinary, unusual or non-recurring gain, charge, expense or loss), including, without limitation, (a) restructuring charges, reserves or other related expenses, (b) fees, expenses or charges relating to facility shutdowns and discontinued operations, (c) acquisition integration costs, (d) severance or other employee termination or relocation costs, expenses or charges, (e) non-cash compensation charges recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees and (f) litigation and investigation settlement costs and related expenses; and

(3)                                 the net income (or loss) from disposed or discontinued operations for the four fiscal quarters preceding the date of determining Net Income.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, all distributions and other payments required to be made to non-majority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Notes” has the meaning assigned to it in the preamble to this First Supplemental Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.  With respect to any partnership, the term “Officer” shall include the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the general partners of such partnership.  With respect to a limited liability company, the term “Officer” shall include the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such limited liability company, or such officers of the manager or managing member of such limited liability company, as the case may be (or, if such manager or managing member is an individual, such individual).

“Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries, or any of them, as of the Issue Date and any business ancillary or complementary thereto.

“Permitted Debt” has the meaning set forth in Section 4.02.

“Permitted Investments” means:

(1)                                 any Investment in the Company or in a Restricted Subsidiary;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (including any Asset Swap) that was made pursuant to and in compliance with the provisions of Section 4.03 or any disposition of assets not constituting an Asset Sale;

(5)                                 any Investment received to the extent the consideration therefor was the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                 Hedging Obligations;

(7)                                 intercompany Indebtedness to the extent permitted under Section 4.02;

(8)                                 Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs;

(9)                                 loans and advances to officers, directors and employees made in the ordinary course of business;

(10)                          Investments represented by accounts and notes receivable created or acquired in the ordinary course of business;

(11)                          Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

(12)                          Investments by any qualified or nonqualified benefit plan established by the Company or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by the Company or any Restricted Subsidiary in connection with the funding thereof;

(13)                          Investments received in settlement of debts or judgments owed to the Company or any Restricted Subsidiary, including, without limitation, as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any bankruptcy, liquidation, receivership or insolvency proceeding;

(14)                          Investments in any Subsidiary that constitutes a special purpose entity formed for the primary purpose of issuing trust preferred or similar securities in a transaction permitted by Section 4.02;

(15)                          Investments deemed to have been made as a result of the acquisition of a Person permitted under clause (3) of this definition; provided that such Investments are not acquired in contemplation of the acquisition;

(16)                          Investments by the Company or a Restricted Subsidiary in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which investment consists of a retained interest in transferred Receivables and Related Assets;

(17)                          Investments made within 90 days after the date of the commitment to make the Investment, that when such commitment was made would have complied with the terms of the Indenture;

(18)                          Guarantees issued in accordance with Section 4.02 and performance guarantees;

(19)                          payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(20)                          Investments in a Permitted Joint Venture, together with all other Investments made by the Company or any Restricted Subsidiary pursuant to this clause (20) in an aggregate amount at the time of such Investment not to exceed the greater of $75 million and 1.5% of Total Assets in the aggregate outstanding at any one time;

(21)                          Investments in any Insurance Subsidiary in an amount which does not at the time made exceed 125% of the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed (other than any excess capital that would result in any unfavorable tax or reimbursement impact if distributed), in any self-insurance trust in an amount not to exceed 125% of the aggregate amount of the risk retained by the Insurance Subsidiary, the Company or any of its Subsidiaries on an annual basis and any Investment by such Insurance Subsidiary or self-insurance trust which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed or for a self-insurance trust under the applicable laws;

(22)                          Investments consisting of Physician Support Obligations made by the Company or any Restricted Subsidiary; and

(23)                          other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (23), not to exceed the greater of $300 million and 6.0% of Total Assets in the aggregate at any one time outstanding.

“Permitted Joint Venture” means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

“Permitted Liens” means:

(1)                                 Liens in favor of the Company or its Restricted Subsidiaries;

(2)                                 Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(3)                                 Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

(4)                                 Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.02 covering only the assets acquired with such Indebtedness;

(5)                                 Liens existing on the Issue Date;

(6)                                 Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(7)                                 Liens securing any Hedging Obligations of the Company or any Restricted Subsidiary;

(8)                                 Liens securing any Indebtedness otherwise permitted to be incurred under the Indenture, the proceeds of which are used to refinance Indebtedness of the Company or any Restricted Subsidiary; provided that such Liens extend to or cover only the assets secured by the Indebtedness being refinanced;

(9)                                 Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(10)                          statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if the Company or any applicable Restricted Subsidiaries shall have made any reserves or other appropriate provision required by GAAP;

(11)                          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return of money bonds, participation in government reimbursement programs and other similar obligations;

(12)                          judgment Liens not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13)                          easements, rights of way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of the Company or any of its Restricted Subsidiaries;

(14)                          any interest or title of a lessor in assets or property subject to Capital Lease Obligations or an operating lease of the Company or any Restricted Subsidiary;

(15)                          Liens incurred in connection with a financing involving the sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing);

(16)                          leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(17)                          bankers’ liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Restricted Subsidiary;

(18)                          the interest of any issuer of a letter of credit in any cash or Cash Equivalents deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of the Indenture;

(19)                          any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Restricted Subsidiary or to purchase assets of the Company or any Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business or is otherwise permitted under the Indenture;

(20)                          any Lien granted to the Trustee pursuant to the terms of the Indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Company;

(21)                          statutory, contractual or common law Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or workmen in the ordinary course of business;

(22)                          licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

(23)                          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s Obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)                          Liens securing Indebtedness of any Restricted Subsidiary (other than a Guarantor) that was permitted by the terms of the Indenture to be incurred, and related Obligations, which Liens encumber only assets of such Restricted Subsidiary;

(25)                          Liens securing Indebtedness incurred pursuant to clause (a) or (v) of the second paragraph of Section 4.02;

(26)                          Liens securing any Indebtedness incurred pursuant to the first paragraph of Section 4.02 so long as, after giving effect to such incurrence, the Consolidated Secured Debt Ratio shall be equal to or less than 3.5 to 1 as of the date on which such Lien is incurred;

(27)                          Liens with respect to obligations that do not at any one time outstanding exceed the greater of $300 million and 6.0% of Total Assets; and

(28)                          Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than, the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms not materially less favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by the Company or a Guarantor, the obligor on the Permitted Refinancing Indebtedness may not be a Restricted Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physician Support Obligation” means:

(1)                                 a loan to or on behalf of, or a Guarantee of Indebtedness of or income of, (x) a physician or healthcare professional providing service to patients in the service area of a Hospital operated by the Company or any of its Restricted Subsidiaries or (y) any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x), in either case made or given by the Company or any Restricted Subsidiary of the Company:

(a)                                 in the ordinary course of its business; and

(b)                                 pursuant to a written agreement having a period not to exceed five years; or

(2)                                 Guarantees by the Company or any Restricted Subsidiary of leases and loans to acquire property (real or personal) for or on behalf of a physician, healthcare professional or any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x) above providing service to patients in the service area of a Hospital operated by the Company or any of its Restricted Subsidiaries.

“Principal Property” means each Hospital (excluding personal property, office fixtures and equipment (including data processing equipment, vehicles and equipment used on, or useful with, vehicles)) owned solely by the Company and/or one or more of its Subsidiaries and located in the United States of America unless the Board of Directors of the Company determines that any such hospital is not material to the Company and its Subsidiaries taken as a whole.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which (a) the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose.

“Redemption Date” when used with respect to any Note to be redeemed, shall mean the date specified for redemption of such Note in accordance with the terms of such Note and the Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Replacement Assets” means properties or assets substantially similar to the assets disposed of in a particular Asset Sale and acquired to replace the properties or assets that were the subject of such Asset Sale or that are otherwise useful in a Permitted Business.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor in contemplation of such leasing.

“Securitization Subsidiary” means a Subsidiary of the Company:

(1)                                 that is designated a “Securitization Subsidiary” by the Board of Directors of the Company (or a duly authorized committee thereof);

(2)                                 that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

(3)                                 no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

(a)                                 is Guaranteed by the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

(b)                                 is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or

(c)                                  subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse; and

(4)                                 with respect to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the preceding conditions.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in accounts receivable securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the Notes or any Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Restricted Subsidiaries or by such Person and one or more of its Restricted Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Subsidiary Guarantee” means a Guarantee of Notes pursuant to the Indenture.

“Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as shown on the balance sheet for the most recently completed quarter for which internal financial statements are available determined in accordance with GAAP.

“Treasury Rate” means, as of the date the redemption notice is given to Holders of the Notes, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H. 15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant Redemption Date to December 1, 2018; provided that, if such period is not equal to the constant maturity of the United

States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given; provided, further, that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Indebtedness that is without recourse to the Company or its Restricted Subsidiaries;

(2)                                 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                 is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any (a) continuing direct or indirect obligation to subscribe for additional Equity Interests or (b) direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

In addition, any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in connection with a transaction permitted by Section 4.02 shall be, and any Insurance Subsidiary may be, an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.01.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.02, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.02, calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02                             Other Definitions.

Term	Defined in Section

Affiliate Transaction	4.09
Asset Sale Offer	4.03
Change of Control Offer	4.05
Change of Control Payment	4.05
Change of Control Payment Date	4.05
Covenant Suspension Event	4.11
incur	4.02
Moody’s	4.11
Notice of Default	6.01
Offer Amount	3.04
Offer Period	3.04
other indebtedness	4.03
Payment Default	6.01(e)(1)
Permitted Debt	4.02
Purchase Date	3.04
Rating Agencies	4.11
Reversion Date	4.11
Restricted Payments	4.01
S&P	4.11
Subsidiary Guarantee	10.01
Suspended Covenants	4.11
Suspension Date	4.11
Suspension Period	4.11

ARTICLE II

THE NOTES

Section 2.01                             Title.  Subject to and in accordance with Section 2.03 of the Base Indenture, the Company hereby establishes a series of securities to be issued under the Indenture with the title “5.875% Senior Notes due 2023.”

Section 2.02                             Aggregate Initial Principal Amount.  Subject to being increased by the Company from time to time as shall be stated in an Officers’ Certificate, the aggregate initial principal amount of the Notes which may be authenticated and delivered pursuant to this First Supplemental Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.12, 3.06 or 9.05 of the Base Indenture and except for Notes which, pursuant to Section 2.04 of the Base Indenture, are deemed never to have been authenticated and delivered) is $500 million.  The Company may issue additional Notes from time to time hereunder, subject to the provisions of Section 2.04 of the Base Indenture.  All Notes issued on the Issue Date together with any such additional Notes issued under this First Supplemental Indenture will be treated as a single class of securities under the Indenture.

Section 2.03                             Title and Terms.  The Notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The Notes shall be initially issued in the form of one or more Global Notes substantially in the form of Exhibit A hereto.  The Depositary with respect to the Notes shall be The Depository Trust Company.  Each Note shall be dated the date of its authentication.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Section 2.04                             Payment on Global Notes.  The Company will pay principal of, and premium (if any) and interest on Notes issued in the form of Global Notes by wire transfer of immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Note. If a Holder has given the wire transfer instructions to the Company and the Trustee at least 15 days prior to the applicable payment date, all principal, interest and premium on that Holder’s Notes issued in permanent form will be paid in accordance with those instructions, subject to surrender of the Note in the case of payment of principal and premium. All payments of interest on Notes issued in permanent form will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

ARTICLE III

REDEMPTION

Section 3.01                             Optional Redemption.

(a)                                 At any time prior to December 1, 2018, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any additional Notes issued under the Indenture) at a Redemption Price of 105.875% of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)                                 at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)                                 the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to December 1, 2018, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to (but not including) the Redemption Date.  The Company shall be responsible for determining the Applicable Redemption Premium.

(c)                                  Except pursuant to Sections 3.01(a) and (b), the Notes will not be redeemable at the Company’s option prior to December 1, 2018.  On or after December 1, 2018, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including) the applicable Redemption Date, if redeemed during the twelve month period beginning on December 1 of the years indicated below.

Year	Percentage
2018	104.406%
2019	102.938%
2020	101.469%
2021 and thereafter	100.000%

(d)                                 Any redemption pursuant to this Section 3.01 shall be made pursuant to Section 3.03 of this First Supplemental Indenture and the provisions of Sections 3.01 through 3.06 of the Base Indenture.

Section 3.02                             Mandatory Redemption.  Except as set forth in Sections 3.04, 4.03 and 4.05, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.03                             Selection and Notice.  Once notice of redemption is mailed in accordance with Section 3.03 of the Base Indenture, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price.  A notice of redemption may be conditional upon the occurrence of certain events, including equity offerings.  Notes selected to be redeemed will be redeemed in amounts of $2,000 and integral multiples of $1,000 in excess thereof and no Notes of $2,000 or less can be redeemed in part.

Section 3.04                             Offer to Purchase by Application of Excess Proceeds.

In the event that pursuant to Section 4.03 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.03 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)                                 that the Asset Sale Offer is being made pursuant to this Section 3.04 and Section 4.03 hereof and the length of time the Asset Sale Offer shall remain open;

(b)                                 the Offer Amount, the purchase price and the Purchase Date;

(c)                                  that any Note not tendered or accepted for payment shall continue to accrue interest;

(d)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(e)                                  that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof, provided that the unrepurchased portion of a Note must be in a minimum denomination of $2,000;

(f)                                   that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)                                  that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, no later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)                                 that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $1,000, or integral multiples of $1,000 in excess thereof, shall be purchased); provided, that Notes held in the form of Global Notes shall be selected in accordance with the procedures of DTC; and

(i)                                     that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount, in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof, to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) upon cancellation of the original Notes.

(j)                                    On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.04.  The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered upon cancellation of the original Note.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

(k)                                 Other than as specifically provided in this Section 3.04, any purchase pursuant to this Section 3.04 shall be made pursuant to the provisions of Sections 3.01 through 3.03 hereof.

ARTICLE IV

ADDITIONAL COVENANTS

The Notes shall not be subject to the covenant set forth in Section 4.03 of the Base Indenture.  In addition to the other covenants set forth in Article IV of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article IV:

Section 4.01                             Restricted Payments.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)                                 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary);

(b)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than Equity Interests held by a Restricted Subsidiary);

(c)                                  make any voluntary or optional payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than Subordinated Indebtedness held by the Company or a Restricted Subsidiary), except a payment of interest or principal at the Stated Maturity thereof or the purchase, redemption, defeasance, acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Maturity thereof; or

(d)                                 make any Restricted Investment

(all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)                                 the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.02; and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after June 30, 2010 (excluding Restricted Payments permitted by clauses (b), (c), (d), (e), (f), (g), (h), (i), (j), (l), (m), (n), (o), (p), (q) and (r) of the next succeeding paragraph) is less than the sum, without duplication, of:

(A)                               50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from June 30, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)                               100% of the aggregate net cash proceeds received by the Company and the fair market value, as determined in good faith by the Board of Directors of the Company, of other property received by the Company, since June 30, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary), plus

(C)                               an amount equal to the aggregate amount received by the Company or its Restricted Subsidiaries after June 30, 2010 resulting from repurchases, repayments or redemptions of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, plus

(D)                               an amount equal to the sum of (1) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (2) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since June 30, 2010 (provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made since June 30, 2010 by the Company or any Restricted Subsidiary that were treated as Restricted Payments, and provided, further, that no amount will be included under this clause (D) to the extent it is already included in clauses (A), (B) or (C) above).

The preceding provisions shall not prohibit:

(a)                                 the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

(b)                                 the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock);

(c)                                  the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Restricted Subsidiary by exchange for or with cash (including the net cash proceeds from an incurrence of (1) Subordinated Indebtedness permitted to be incurred pursuant to Section 4.02 hereof or (2) any other Indebtedness) to the extent that the Consolidated Senior Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness other than Subordinated Indebtedness is incurred is less than 4.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four quarter period;

(d)                                 the payment of any dividend or similar distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(e)                                  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any present or former officer, director, consultant or employee of the Company or any Subsidiary of the Company (or permitted transferees) in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any stock option or incentive plan or agreement, any employment agreement or any other similar plans or agreements; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $30.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(1)                                 the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to any future, present or former employees, directors or consultants of the Company or any of its Restricted Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(2)                                 the cash proceeds of key man life insurance policies received by the Company or the Restricted Subsidiaries after the Issue Date; less

(3)                                 the amount of any Restricted Payments previously made with the cash proceeds described in subclauses (1) and (2) of this clause (e);

provided that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Company (or any permitted transferee thereof), or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 4.01 or any other provision of the Indenture;

(f)                                   the repurchase of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights or the lapsing of restrictions on restricted stock, to the extent such Equity Interests represent a portion of the exercise price of those stock options or stock appreciation rights or the withholding taxes payable in connection with such stock options, stock appreciation rights or restricted stock;

(g)                                  the repurchase of any class of Capital Stock of a Restricted Subsidiary (other than Disqualified Stock) if such repurchase is made pro rata among all holders of such class of Capital Stock;

(h)                                 the payment of any dividend or similar distribution, and any repayment of the stated amount, liquidation preference or any similar amount at final maturity or on any redemption or repurchase date, in respect of any series of preferred stock or similar securities of the Company or any Restricted Subsidiary (including Disqualified Stock), provided that such series of preferred stock or similar securities was issued in compliance with Section 4.02 hereof;

(i)                                     payments in lieu of fractional shares;

(j)                                    the purchase of any Indebtedness that is subordinate to the Notes at a purchase price no greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to those described under Section 4.05; provided that prior to or simultaneously with such purchase the Company has made the Change of Control Offer as provided in such section and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(k)                                 payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger, consolidation or disposition in accordance with the terms of the Indenture;

(l)                                     the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to holders of the Company’s common stock pursuant to a shareholder rights plan;

(m)                             the repurchase, redemption or other acquisition of Disqualified Stock of the Company or any of its Restricted Subsidiaries in exchange for or out of the proceeds of a substantially concurrent offering of, Disqualified Stock of the Company;

(n)                                 the repurchase of Equity Interests of the Company in an aggregate amount after the Issue Date not to exceed $550 million;

(o)                                 the purchase of any Subordinated Indebtedness from Net Proceeds to the extent permitted by Section 4.03;

(p)                                 the payment by the Company of dividends on its common stock in an aggregate annual amount of $25 million;

(q)                                 additional Restricted Payments pursuant to this clause (q) in an aggregate amount after the Issue Date not to exceed the greater of $325 million and 6.0% of Total Assets at the time of such Restricted Payment (with each such Restricted Payment being valued as of the date made and without regard to subsequent changes in value); and

(r)                                    any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 2.5 to 1.00;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under subclause (2) of clause (c) and clauses (q) and (r) above, no Default has occurred and is continuing or would be caused thereby.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this Section 4.01 will be determined by the Board of Directors of the Company in good faith, whose determination with respect thereto will be conclusive.

For purposes of determining compliance with this Section 4.01, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a) through (r) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.01, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.01.

Section 4.02                             Incurrence of Indebtedness and Issuance of Preferred Stock.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and the Company may issue Disqualified Stock and any Restricted Subsidiary may issue preferred stock (including Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four quarter period.

The first paragraph of this Section 4.02 will not prohibit the following (collectively, “Permitted Debt”):

(a)                                 the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2,000 million;

(b)                                 Existing Indebtedness;

(c)                                  the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the Issue Date;

(d)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the

Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (d), not to exceed the greater of $250.0 million and 5.0% of Total Assets at any time outstanding;

(e)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, or refund Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this Section 4.02 or clauses (b), (c), (d), (l), (m), (o), (z) or this clause (e) of this paragraph;

(f)                                   the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness or the issuance of Disqualified Stock or Preferred Stock between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness, Disqualified Stock or Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness, Disqualified Stock or Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness, Disqualified Stock or Preferred Stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (f);

(g)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (ii) exchange rate risk with respect to obligations under any agreement or Indebtedness, or with respect to any asset, of such Person that is payable or denominated in a currency other than U.S. Dollars;

(h)                                 the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.02;

(i)                                     the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock (including Disqualified Stock) in the form of additional shares of the same class of preferred stock (including Disqualified Stock) will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock (including Disqualified Stock) for purposes of this Section 4.02; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(j)                                    Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets which are contingent on the performance of the assets acquired or disposed of;

(k)                                 Indebtedness represented by (i) letters of credit for the account of the Company or any Restricted Subsidiary or (ii) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, to the extent that such letters of credit and other obligations, as the case may be, are intended to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, in connection with participation in government reimbursement or other programs or other similar requirements in the ordinary course of business;

(l)                                     the incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase Notes pursuant to a Change of Control Offer or to defease or discharge the Notes in accordance with the terms of the Indenture;

(m)                             Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(n)                                 Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(o)                                 Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations in supply agreements, in each case in the ordinary course of business;

(p)                                 Indebtedness of the Company and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Stock of officers, employees or directors (or their estates) of the Company or such Subsidiaries pursuant to the terms of employment, severance or termination agreements, benefit plans or similar documents;

(q)                                 Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is non-recourse with respect to the Company and its Restricted Subsidiaries; provided, however, that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness becomes recourse to the Company or any of its Restricted Subsidiaries, such Indebtedness will, in each case, be deemed to be, and must be classified by the Company as, incurred at such time (or at the time initially incurred) under one more of the other provisions of this Section 4.02;

(r)                                    the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(s)                                   unsecured Indebtedness in respect of obligations of the Company or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business;

(t)                                    Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(u)                                 reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of the Company in respect of letters of credit issued by the Company for its own account or for the account of any of its Restricted Subsidiaries;

(v)                                 Indebtedness arising from any Sale and Leaseback Transaction; provided that the principal amount of any Indebtedness incurred pursuant to this clause (v) may not exceed $50.0 million;

(w)                               Physician Support Obligations incurred by the Company or any Restricted Subsidiary;

(x)                                 Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of Permitted Joint Ventures of the Company or any Restricted Subsidiary not in excess of the greater of $50.0 million and 1.0% of Total Assets at any one time outstanding;

(y)                                 the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may include, but is not limited to, Indebtedness of the types referred to in the foregoing clauses (a) through (x) and clause (z)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (y), not to exceed the greater of $300.0 million and 6.0% of Total Assets; and

(z)                                  Indebtedness of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition or (y) a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary; provided that after giving effect thereto, (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in the first paragraph of this Section 4.02, or (b) the Fixed Charge Coverage Ratio would be no worse than immediately prior thereto; provided, however, that up to $100.0 million in aggregate principal amount of any such Indebtedness may be incurred and outstanding at any time without regard to the previous proviso.

For purposes of determining compliance with this Section 4.02:

(x)                                 in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (z) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.02, the Company will be permitted to classify and reclassify such item of Indebtedness in any manner that complies with this Section 4.02.  Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated hereunder will be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the definition of “Permitted Debt”; and

(y)                                 at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs of this Section 4.02 (or any portion thereof) without giving pro forma effect to the Indebtedness incurred on such date pursuant to the second paragraph of this Section 4.02 (or any portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to the first paragraph of this Section 4.02 (or any portion thereof).

Notwithstanding any other provision of this Section 4.02, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any Indebtedness solely as a result of fluctuations in exchange rates or currency values.

Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.02.

Section 4.03                             Asset Sales.  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)                                 the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(b)                                 the fair market value is determined by the Company’s Board of Directors and evidenced by a Board Resolution; and

(c)                                  at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets.  For purposes of this provision, each of the following will be deemed to be cash:

(1)                                 any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and from which the Company or such Restricted Subsidiary is released from further liability;

(2)                                 any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion; and

(3)                                 any Designated Non cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of $100.0 million and 2.0% of Total Assets at the time of the receipt of such Designated Non cash Consideration (with the fair market value of each item of Designated Non cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply those Net Proceeds at its option:

(a)                                 to repay, prepay, redeem or purchase (x) Indebtedness of the Company or any Guarantor that is not Subordinated Indebtedness or (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor;

(b)                                 to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(c)                                  to make a capital expenditure;

(d)                                 to acquire Replacement Assets; or

(e)                                  to acquire other long term assets that are used or useful in a Permitted Business.

The Company or the relevant Restricted Subsidiary will be deemed to have complied with the immediately preceding sentence with respect to any such Net Proceeds if it enters into a binding agreement to make an acquisition or capital expenditure permitted pursuant to clause (b), (c), (d) or (e) of the immediately preceding sentence in an amount equal to such Net Proceeds within such 365 days; provided that, if the relevant acquisition or capital expenditure is not consummated or completed, as the case may be, within the later of (x) 365 days after the receipt of the relevant Net Proceeds and (y) 180 days after the date of such binding agreement, such Net Proceeds will constitute “Excess Proceeds.” Pending the final application of any Net Proceeds, the Company or the Restricted Subsidiary may temporarily invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds.  When the aggregate amount of Excess Proceeds exceeds $75 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Notes (and, at the option of the Company, to holders of any other Indebtedness of the Company or any Guarantor that is not Subordinated Indebtedness and/or any Indebtedness of any Restricted Subsidiary of the Company (collectively, “other indebtedness”)) to purchase the maximum principal amount of Notes (and such other Indebtedness), in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a Note must be in a minimum denomination of $2,000, out of the Excess Proceeds at a purchase price of 100% of their principal amount (or, in the event such other Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture.  To the extent that the aggregate amount of Notes (and such other Indebtedness) tendered pursuant to such an offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of Notes (and such other Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall allocate the Excess Proceeds among the Notes and such other Indebtedness that have been surrendered for purchase on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.04 or this Section 4.03, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.04 or this Section 4.03 by virtue of such conflict.

Section 4.04                             Liens.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness secured by any Lien (other than a Permitted Lien) on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Notes then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all other obligations thereby secured for so long as any such obligations shall be so secured.  Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Section 4.05                             Offer to Repurchase Upon Change of Control.

(a)                                 If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.01 of this First Supplemental Indenture by giving notice of such redemption to the Holders, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unrepurchased portion of a Note must be in a minimum denomination of $2,000) of that Holder’s Notes (a “Change of Control Offer”) on the terms set forth herein.  In the Change of Control Offer, the Company will offer an amount in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to (but not including) the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required hereby and described in such notice.  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.05 by virtue of such conflict.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c)                                  The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)                                 Notwithstanding anything to the contrary in this Section 4.05, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.05 and all other provisions of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.  Any Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.06                             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)                                 make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)                                  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)                                 agreements governing Existing Indebtedness and Credit Facilities or other agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(b)                                 this First Supplemental Indenture, the Notes and the Subsidiary Guarantees;

(c)                                  applicable law;

(d)                                 any instrument governing Indebtedness or Capital Stock of a Person, or such encumbrances or restrictions with respect to other property or assets, in any case acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such encumbrances or restrictions relate to Indebtedness was incurred in connection with or in contemplation of such acquisition), provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, and any amendments, modifications, restatements, supplements, renewals, replacements or refinancings thereof that are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions, than those contained in such instruments, encumbrances or restrictions;

(e)                                  customary non assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(f)                                   purchase money obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions on that property or the assets otherwise subject thereto of the nature described in clause (c) of the first paragraph of this Section 4.06;

(g)                                  any agreement for the sale or other disposition of a Restricted Subsidiary or any assets thereof that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(h)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(i)                                     Liens securing Indebtedness otherwise permitted to be incurred under Section 4.04;

(j)                                    any encumbrance or restriction pursuant to customary provisions in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(k)                                 restrictions imposed in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by Section 4.02; provided that such restrictions do not materially adversely affect the Company’s ability to pay interest and principal on the Notes when due;

(l)                                     restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or imposed by governmental agencies or authorities;

(m)                             in the case of clause (c) of the first paragraph of this Section 4.06, encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to Indebtedness and that do not materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries;

(n)                                 encumbrances or restrictions contained in the terms of Indebtedness if the encumbrance or restriction is not materially more disadvantageous to Holders than is customary in comparable financings and will not materially affect the Company’s ability to make principal or interest payments on the Notes (in each case determined by the Company in good faith); and

(o)                                 agreements with respect to Insurance Subsidiaries or with respect to securities thereof, in each case in connection with the operation of any Insurance Subsidiary.

Section 4.07                             Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless the Company or the Restricted Subsidiary would be entitled to:

(1)                                 incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.02; and

(2)                                 create a Lien on such property securing such Attributable Debt pursuant to Section 4.04;

in which case, the corresponding Indebtedness and Lien will be deemed incurred pursuant to those provisions.

Section 4.08                             Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.01 or Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.  As of the Issue Date, the Company’s Subsidiary, Point of Life Indemnity, LTD, is the Company’s only Unrestricted Subsidiary.

Section 4.09                             Transactions with Affiliates.  The Company will not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $5.0 million (each, an “Affiliate Transaction”), unless:

(a)                                 the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million the Company delivers to the Trustee a resolution of the Company’s Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.09 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Company’s Board of Directors, or an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(a)                                 directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation, retirement, disability, severance or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

(b)                                 performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to the Company or any of its Restricted Subsidiaries than the original agreement in effect on the Issue Date;

(c)                                  transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by Section 4.02 hereof;

(d)                                 transactions in the ordinary course of business with any joint venture that is otherwise permitted by the Indenture; provided that such joint venture is between or among the Company and/or any of its Subsidiaries on the one hand and third parties that are not otherwise Affiliates of the Company on the other hand;

(e)                                  transactions between or among the Company and/or its Restricted Subsidiaries;

(f)                                   transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

(g)                                  sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(h)                                 Restricted Payments and Permitted Investments that are permitted by Section 4.01 hereof;

(i)                                     transactions complying with Section 5.01 hereof;

(j)                                    pledges of Equity Interests of Unrestricted Subsidiaries;

(k)                                 any transaction effected as part of a Qualified Securitization Financing;

(l)                                     any transaction with an Insurance Subsidiary in the ordinary course of business; and

(m)                             transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are no less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s length transaction with a Person who was not an Affiliate.

Section 4.10                             Additional Subsidiary Guarantees.  If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Wholly Owned Subsidiary after the Issue Date, other than an Excluded Subsidiary, then that newly acquired or created Domestic Subsidiary that is a Wholly Owned Subsidiary will become a Guarantor and execute and deliver a supplemental indenture in substantially the form of Exhibit D hereto, and an Opinion of Counsel as promptly as possible after the end of the fiscal quarter in which it was acquired or created.

The Company will not permit any Domestic Subsidiary that is a non Wholly Owned Subsidiary to guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor unless such Restricted Subsidiary executes and delivers a supplemental indenture and delivers an Opinion of Counsel in form satisfactory to the Trustee as promptly as possible after the end of the fiscal quarter in which it guarantees such Indebtedness providing for a Guarantee by such Restricted Subsidiary:

(a)                                 if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b)                                 if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

provided that this Section 4.10 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Any such Guarantee shall be released as provided in Section 10.03 hereof.

Section 4.11                             Suspension of Covenants.  From and after the first date on which both (a) the Notes are rated Investment Grade by each of Moody’s Investor Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P” and together with Moody’s the “Rating Agencies”) and (b) there shall not exist a Default or Event of Default hereunder (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries will no longer be subject to Sections 4.01, 4.02, 4.03, 4.04, 4.06, 4.07, 4.09, 4.10 and clause (d) of the first paragraph of Section 5.01 hereof (collectively, the “Suspended Covenants”); provided that, during the Suspension Period (as defined below), the Company and its Restricted Subsidiaries will be subject to Section 4.12.  Upon the occurrence of a Covenant Suspension Event (the “Suspension Date”), the Subsidiary Guarantees of each of the Guarantors will be automatically released.

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating or downgrade the rating assigned to the Notes below an Investment Grade rating then, following the Reversion Date, the Company and the Restricted Subsidiaries will again be subject to the Suspended Covenants and all required Subsidiary Guarantees will be reinstated and issued.  Following the Reversion Date, the Company and its Restricted Subsidiaries will not be subject to Section 4.12.

The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.  In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default hereunder with respect to Notes.  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.01 will be made as though such covenant had been in effect since the Issue Date and during the Suspension Period.  For purposes of Section 4.02, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (b) of the second paragraph of Section 4.02.  For purposes of Section 4.04, on the Reversion Date, any Lien securing Indebtedness, which Lien was permitted by Section 4.12 and did not require that a Lien be created for the benefit of Holders pursuant to the requirements of Section 4.12, shall be deemed to have been outstanding on the Issue Date so that it is classified as permitted under clause (5) of the definition of “Permitted Lien.” For purposes of Section 4.06, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (a), (b) or (c) of the first paragraph thereof created, otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (a) of the second paragraph of Section 4.06.  For purposes of Section 4.09, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (b) of the second paragraph of such covenant.

In the event Moody’s or S&P is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company with notice to the Trustee and the foregoing provisions will apply to the rating issued by the replacement rating agency.

Section 4.12                             Limitation on Secured Indebtedness.  During any Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Subsidiary without making effective provisions whereby the Company or such Restricted Subsidiary, as the case may be, will secure the Notes equally and ratably with (or, if the Indebtedness to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, unless the aggregate amount of all Indebtedness secured by all such Liens (excluding any Permitted Lien) would not exceed 5.0% of Total Assets.  Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Section 4.13                             Reports. Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders and the Trustee and file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations:

(a)                                 all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(b)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided, that any information in clauses (a) and (b) above that is accepted for filing with the SEC shall be deemed to have been furnished to Holders and the Trustee.

Section 4.14                             Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company and (ii) the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.15                             Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE V

SUCCESSORS

The Notes shall not be subject to Article V of the Base Indenture.  In lieu thereof, the Notes shall be subject to the following provisions of this Article V:

Section 5.01                             Merger, Consolidation or Sale of Assets.  The Company may not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a)                                 either:  (i) the Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(c)                                  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists; and

(d)                                 except in the case of a transaction entered into to reincorporate the Company in another jurisdiction, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.02 hereof or (ii) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of the Company for such applicable four quarter period without giving pro forma effect to such transactions and the related financing transactions.

This Section 5.01 will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of the Guarantors.

Section 5.02                             Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer, lease or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in accordance with the provisions of Section 5.01 of this First Supplemental Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company therein.  When a successor assumes all the obligations of its predecessor under the Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition (except a lease) of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

ARTICLE VI

DEFAULTS AND REMEDIES

The Notes shall not be subject to Section 6.01 or Section 6.02 of the Base Indenture.  In lieu thereof, the Notes shall be subject to the following provisions of Section 6.01 and Section 6.02 of this First Supplemental Indenture:

Section 6.01                             Events of Default.  An “Event of Default” occurs if:

(a)                                 the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(b)                                 the Company defaults in the payment when due of principal of or premium, if any, on the Notes (including the failure to repurchase Notes pursuant to a Change of Control Offer or Asset Sale Offer) when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c)                                  the Company, any Guarantor or any Significant Subsidiary fails to comply with any of the provisions of Section 5.01 hereof;

(d)                                 the Company, any Guarantor or any Significant Subsidiary fails to observe or perform any other covenant or other agreement in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% aggregate principal amount of the Notes then outstanding voting as a single class;

(e)                                  the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, any Guarantor or any Significant Subsidiary (or the payment of which is guaranteed by the Company, any Guarantor or any Significant Subsidiary) whether such Indebtedness or guarantee exists as of the Issue Date, or is created after the Issue Date, if that default:

(1)                                 is caused by a failure to pay principal of such Indebtedness at its final stated maturity after giving effect to any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2)                                 results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(f)                                   the Company, any Guarantor or any Significant Subsidiary fails to pay final, non-appealable judgments aggregating in excess of $100.0 million that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of 60 days;

(g)                                  the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1)         commences a voluntary case,

(2)         consents to the entry of an order for relief against it in an involuntary case,

(3)         consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)         makes a general assignment for the benefit of its creditors, or

(5)         generally is not paying its debts as they become due;

(h)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)         is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

(2)         appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

(3)         orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i)                                     except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

A Default under clause (d) is not an Event of Default in respect of the Notes until the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Company and the Trustee (in the case of a notice given by Holders) of the Default and the Company does not cure such default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.02                             Acceleration.  If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 of this First Supplemental Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 of this First Supplemental Indenture occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03                             Applicability of Certain Other Provisions.  The Notes shall be subject to Sections 6.03 through 6.11 of the Base Indenture, except that the reference in Section 6.08 of the Base Indenture to clauses (a) or (b) of Section 6.01 of the Base Indenture shall be changed to clauses (a) or (b) of Section 6.01 of this First Supplemental Indenture.

Section 6.04                             Notice.  Upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default.

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01                             Applicability of Certain Provisions. The Notes shall be subject to Article IX of the Base Indenture, except that:

(a)                                 Section 9.01 of the Base Indenture shall be changed to remove clauses (a) through (j) thereof and insert the following in place thereof:

(a)                                 to cure any ambiguity, defect or inconsistency;

(b)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)                                  to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets;

(d)                                 to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(e)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(f)                                   to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

(g)                                  to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture;

(h)                                 to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Notes as additional security for the payment and performance of the Company’s or a Guarantor’s obligations;

(i)                                     to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the Indenture when permitted or required pursuant to the terms of this First Supplemental Indenture; or

(j)                                    to conform the text of this First Supplemental Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” contained in the prospectus supplement dated November 19, 2015, to the extent that such provision in this First Supplemental

Indenture was intended to be a substantially verbatim recitation of a provision of the “Description of Notes”.

(ii)                                  Section 9.02 of the Base Indenture shall be changed to insert the words “(including Sections 3.04, 4.03 and 4.05 of the First Supplemental Indenture to this Indenture)” after the words “. . . the Company and the Trustee may amend this Indenture” in the first sentence thereof; and

(iii)                               Section 9.02 of the Base Indenture shall be changed to remove clauses (a) through (e) thereof and insert the following in place thereof:

(a)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Section 3.04, 4.03 and 4.05 hereof, and other than notice provisions with respect to any optional redemption by the Company);

(c)                                  reduce the rate of or change the time for payment of interest on any Note;

(d)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default in respect of the Notes that resulted from such acceleration);

(e)                                  make any Note payable in money other than that stated in the Notes;

(f)                                   make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on, the Notes;

(g)                                  after the date of an event giving rise to a redemption, waive a redemption payment with respect to any Note (other than a payment required by Section 3.04, 4.03 or 4.05 hereof);

(h)                                 release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i)                                     make any change in the preceding amendment and waiver provisions.

Section 2.10 of the Base Indenture shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

ARTICLE VIII

NO SINKING FUND

Section 8.01                             Applicability of Certain Provisions .  The Notes shall not be subject to Article X of the Base Indenture.

ARTICLE IX

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01                             Applicability of Certain Provisions.  The Notes shall be subject to Article VIII of the Base Indenture, except that:

(a)                                 the portions of the Indenture from which the Company and the Guarantors shall be released upon Covenant Defeasance pursuant to Section 8.03 of the Base Indenture shall in addition to Section 4.03, Section 4.04 and Article XI of the Base Indenture also include Section 3.04 and Sections 4.01 through 4.10, Section 4.12, Section 4.13, Section 4.15, Section 5.01(d) and Article X of this First Supplemental Indenture;

(b)                                 the provisions of the Indenture which, upon Covenant Defeasance, shall not constitute Events of Default shall include Sections 6.01(c), (d), (e), (f) and (i) of this First Supplemental Indenture and shall not include Sections 6.01(c), (d) and (g) of the Base Indenture; and

(c)                                  Section 8.04 of the Base Indenture shall be amended by adding the following additional conditions:

“(d)                           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(e)                                  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)                                   the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g)                                  the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with or waived.”

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) of Section 8.04 of the Base Indenture need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date or on a Redemption Date within one year (in the case of a redemption) under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

ARTICLE X

SUBSIDIARY GUARANTEES

Section 10.01                      Subsidiary Guarantees.  The Notes shall be guaranteed by each of the Guarantors (each a “Subsidiary Guarantee”) in accordance with the provisions of Article XI of the Base Indenture and the provisions of this Article X.

Section 10.02                      Subsidiary Guarantors May Consolidate, Etc. on Certain Terms.  A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(a)                                 immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b)                                 subject to the provisions of Section 10.03 of this First Supplemental Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and, subject to the provisions of Section 10.03 of this First Supplemental Indenture, upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution of this First Supplemental Indenture.

Except as set forth in Articles IV and V of this First Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.03                      Release of Guarantors.  The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(a)                                 in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Section 3.04 and Section 4.03;

(b)                                 in connection with any sale of a majority the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if as a result of such sale such Guarantor ceases to be a Subsidiary of the Company and the sale complies with Section 3.04 and Section 4.03;

(c)                                  if the Company (i) designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or (ii) designates any Restricted Subsidiary that is a Guarantor to be an Excluded Subsidiary, in each case in accordance with the requirements of the Indenture;

(d)                                 if such Guarantor is or becomes a non-Wholly Owned Subsidiary and does not then guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor;

(e)                                  if any Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to the Indenture;

(f)                                   upon the Company’s exercise of its legal defeasance option or covenant defeasance option as described under Article IX of this First Supplemental Indenture or if the Company’s obligations under the Indenture and the Notes are discharged in accordance with the terms of the Indenture; or

(g)                                  pursuant to Section 4.11 hereof.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01                      Applicability of Certain Provisions.  The Notes shall be subject to Article XII of the Base Indenture, except that Section 12.01 of the Base Indenture shall be amended to add the following provision after paragraph (c) thereof:

“(d)                           the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.”

ARTICLE XII

MISCELLANEOUS

Section 12.01                      Scope of this First Supplemental Indenture.  The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Company under the Indenture.

Section 12.02                      Ratification of Indenture.  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 12.03                      Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 12.04                      Separability.  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 12.05                      Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 12.06                      GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused the First Supplemental Indenture to be duly executed as of the date first above written.

LIFEPOINT HEALTH, INC.

By:	/s/ Leif M. Murphy
	Name:	Leif M. Murphy
	Title:	Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere Boyd
	Name:	Valere Boyd
	Title:	Vice President

ON BEHALF OF:

ACQUISITION BELL HOSPITAL, LLC

AMERICA MANAGEMENT COMPANIES, LLC

AMG-CROCKETT, LLC

AMG-HILLSIDE, LLC

AMG-LIVINGSTON, LLC

AMG-LOGAN, LLC

AMG-SOUTHERN TENNESSEE, LLC

AMG-TRINITY, LLC

ANDALUSIA PHYSICIAN PRACTICES, LLC

ASHLAND PHYSICIAN SERVICES, LLC

ASHLEY VALLEY MEDICAL CENTER, LLC

ASHLEY VALLEY PHYSICIAN PRACTICE, LLC

ATHENS PHYSICIANS PRACTICE, LLC

ATHENS REGIONAL MEDICAL CENTER, LLC

ATHENS SURGERY CENTER PARTNER, LLC

BELL JV, LLC

BELL PHYSICIAN PRACTICES, INC.

BOLIVAR PHYSICIAN PRACTICES, LLC

BOURBON COMMUNITY HOSPITAL, LLC

BOURBON PHYSICIAN PRACTICE, LLC

BRIM HOSPITALS, INC.

BUFFALO TRACE RADIATION ONCOLOGY ASSOCIATES, LLC

CARE HEALTH COMPANY, INC.

CASTLEVIEW HOSPITAL, LLC

CASTLEVIEW MEDICAL, LLC

CASTLEVIEW PHYSICIAN PRACTICE, LLC

CLARK REGIONAL PHYSICIAN PRACTICES, LLC

CLINCH PROFESSIONAL PHYSICIAN SERVICES, LLC

CLINCH VALLEY PHYSICIANS ASSOCIATES, LLC

CLINCH VALLEY MEDICAL CENTER, INC.

CLINCH VALLEY PULMONOLOGY, LLC

CLINCH VALLEY UROLOGY, LLC

COLORADO PLAINS PHYSICIAN PRACTICES, LLC

COMMUNITY HOSPITAL OF ANDALUSIA, INC.

COMMUNITY MEDICAL, LLC

COMMUNITY-BASED SERVICES, LLC

CROCKETT HOSPITAL, LLC

CROCKETT PHO, LLC

DANVILLE DIAGNOSTIC IMAGING CENTER, LLC

DANVILLE PHYSICIAN PRACTICES, LLC

DANVILLE REGIONAL MEDICAL CENTER SCHOOL OF HEALTH PROFESSIONS, LLC

DANVILLE REGIONAL MEDICAL CENTER, LLC

DLP PARTNER, LLC

DLP PARTNER MARQUETTE, LLC

DLP PARTNER MEDWEST, LLC

DLP PARTNER TWIN COUNTY, LLC

DLP PARTNER WILSON RUTHERFORD, LLC

DODGE CITY HEALTHCARE GROUP, LLC

DODGE CITY HEALTHCARE PARTNER, INC.

FAUQUIER PARTNER, LLC

GEORGETOWN COMMUNITY HOSPITAL, LLC

GEORGETOWN REHABILITATION, LLC

HCK LOGAN MEMORIAL, LLC

HDP ANDALUSIA, LLC

HDP GEORGETOWN, LLC

HILLSIDE HOSPITAL, LLC

HISTORIC LIFEPOINT HOSPITALS, INC.

HRMC, LLC

HSCGP, LLC

HSC MANAGER, LLC

HST PHYSICIAN PRACTICE, LLC

KANSAS HEALTHCARE MANAGEMENT COMPANY, INC.

KANSAS HEALTHCARE MANAGEMENT SERVICES, LLC

KENTUCKY HOSPITAL, LLC

KENTUCKY MEDSERV, LLC

KENTUCKY MSO, LLC

KENTUCKY PHYSICIAN SERVICES, INC.

LAKE CUMBERLAND CARDIOLOGY ASSOCIATES, LLC

LAKE CUMBERLAND PHYSICIAN PRACTICES, LLC

LAKE CUMBERLAND REGIONAL HOSPITAL, LLC

LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL ORGANIZATION, LLC

LAKELAND COMMUNITY HOSPITAL, LLC

LAKELAND PHYSICIAN PRACTICES, LLC

LANDER VALLEY PHYSICIAN PRACTICES, LLC

LAS CRUCES CARDIOLOGY GROUP, LLC

LAS CRUCES ENDOSCOPY PARTNER, LLC

LAS CRUCES PHYSICIAN PRACTICES, LLC

LCMC MRI, LLC

LCMC PET, LLC

LHSC, LLC

LIFEPOINT ACQUISITION CORP.

LIFEPOINT BILLING SERVICES, LLC

LIFEPOINT CSLP, LLC

LIFEPOINT HOLDINGS 2, LLC

LIFEPOINT HOSPITALS HOLDINGS, INC.

LIFEPOINT MEDICAL GROUP - HILLSIDE, INC

LIFEPOINT OF KENTUCKY, LLC

LIFEPOINT OF LAKE CUMBERLAND, LLC

LIFEPOINT PSO, LLC

LIFEPOINT RC, INC.

LIFEPOINT VA HOLDINGS, INC.

LIFEPOINT WV HOLDINGS, INC.

LIVINGSTON REGIONAL HOSPITAL, LLC

LOGAN GENERAL HOSPITAL, LLC

LOGAN HEALTHCARE PARTNER, LLC

LOGAN MEDICAL, LLC

LOGAN MEMORIAL HOSPITAL, LLC

LOGAN PHYSICIAN PRACTICE, LLC

LOS ALAMOS PHYSICIAN PRACTICES, LLC

MARTINSVILLE PHYSICIAN PRACTICES, LLC

MEADOWVIEW PHYSICIAN PRACTICE, LLC

MEADOWVIEW REGIONAL MEDICAL CENTER, LLC

MEADOWVIEW RIGHTS, LLC

MEMORIAL HOSPITAL OF MARTINSVILLE & HENRY COUNTY AMBULATORY SURGERY CENTER, LLC

MEMORIAL PROMPT CARE, LLC

MERCY PHYSICIAN PRACTICES, LLC

MEXIA-PRINCIPAL, INC.

MINDEN PHYSICIAN PRACTICES, LLC

NASON MEDICAID CENTER, LLC

NASON PHYSICIAN PRACTICES, LLC

NORTHEASTERN NEVADA PHYSICIAN PRACTICES, LLC

NORTHWEST MEDICAL CENTER-WINFIELD, LLC

NORTON PARTNER, LLC

NWMC - WINFIELD ANESTHESIA PHYSICIANS, LLC

NWMC - WINFIELD HOSPITALIST PHYSICIANS, LLC

NWMC-WINFIELD PHYSICIAN PRACTICES, LLC

OMNIPOINT SURGICAL ASSOCIATES, LLC

OPELOUSAS IMAGING CENTER PARTNER, LLC

OPELOUSAS PET/CT IMAGING CENTER, LLC

ORTHOPEDICS OF SOUTHWEST VIRGINIA, LLC

PALESTINE-PRINCIPAL G.P., INC.

PHC HOSPITALS, LLC

PHC-AVIATION, INC.

PHC-CLEVELAND, INC.

PHC-ELKO, INC.

PHC-FORT MOHAVE, INC.

PHC-FORT MORGAN, INC.

PHC-KNOX, INC.

PHC-LAKE HAVASU, INC.

PHC-LAKEWOOD, INC.

PHC-LAS CRUCES, INC.

PHC-LOS ALAMOS, INC.

PHC-LOUISIANA, INC.

PHC-MARTINSVILLE, INC.

PHC-MINDEN G.P., INC.

PHC-MORGAN LAKE, INC.

PHC-PALESTINE, INC.

PHC-SELMA, LLC

PHC-TENNESSEE, INC.

PINELAKE PHYSICIAN PRACTICE, LLC

PINELAKE REGIONAL HOSPITAL, LLC

POITRAS PRACTICE, LLC

PORTAGE PARTNER, LLC

PRHC-ALABAMA, LLC

PRHC-ENNIS G.P., INC.

PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.

PRINCIPAL KNOX, L.L.C.

PRINCIPAL-NEEDLES, INC.

PROVINCE HEALTHCARE COMPANY

R. KENDALL BROWN PRACTICE, LLC

RALEIGH GENERAL HOSPITAL, LLC

RIVER PARISHES HOLDINGS, LLC

RIVER PARISHES HOSPITAL, LLC

RIVER PARISHES PARTNER, LLC

RIVER PARISHES PHYSICIAN PRACTICES, LLC

RIVERTON MEMORIAL HOSPITAL, LLC

RIVERTON ONCOLOGY PRACTICE, LLC

RIVERTON PHYSICIAN PRACTICES, LLC

RIVERVIEW MEDICAL CENTER, LLC

RIVERVIEW PHYSICIAN PRACTICES, LLC

RUSSELLVILLE HOSPITAL, LLC

RUSSELLVILLE PHYSICIAN PRACTICES, LLC

SELECT HEALTHCARE, LLC

SELMA DIAGNOSTIC IMAGING, LLC

SILETCHNIK PRACTICE, LLC

SMITH COUNTY MEMORIAL HOSPITAL, LLC

SOMERSET SURGERY PARTNER, LLC

SOUTHERN TENNESSEE EMS, LLC

SOUTHERN TENNESSEE MEDICAL CENTER, LLC

SOUTHERN TENNESSEE PHO, LLC

SPRING VIEW HOSPITAL, LLC

SPRING VIEW PHYSICIAN PRACTICES, LLC

SPRINGHILL MEDICAL CENTER, LLC

SST COMMUNITY HEALTH, L.L.C.

STARKE PHYSICIAN PRACTICES, LLC

SUMNER PHYSICIAN PRACTICES, LLC

SUMNER REAL ESTATE HOLDINGS, LLC

SUMNER REGIONAL MEDICAL CENTER, LLC

TEXAS SPECIALTY PHYSICIANS

THE MRI CENTER OF NORTHWEST ALABAMA, LLC

THM PHYSICIAN PRACTICE, LLC

TROUSDALE MEDICAL CENTER, LLC

TROUSDALE PHYSICIAN PRACTICES, LLC

TWO RIVERS PHYSICIAN PRACTICES, LLC

VALLEY VIEW PHYSICIAN PRACTICES, LLC

VAUGHAN PHYSICIAN PRACTICES, LLC

VILLE PLATTE MEDICAL CENTER, LLC

WEST VIRGINIA MANAGEMENT SERVICES ORGANIZATION, INC.

WESTERN PLAINS PHYSICIAN PRACTICES, LLC

WESTERN PLAINS REGIONAL HOSPITAL, LLC

WOODFORD HOSPITAL, LLC

WOODS MEMORIAL HOSPITAL, LLC

WYTHE COUNTY COMMUNITY HOSPITAL, LLC

WYTHE COUNTY PHYSICIAN PRACTICES, LLC

ZONE, INCORPORATED

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:

LIFEPOINT ASSET MANAGEMENT COMPANY, INC.

By:	/s/ Christy S. Green
	Name:	Christy S. Green
	Title:	Assistant Secretary

On Behalf of:

LIFEPOINT CORPORATE SERVICES GENERAL PARTNERSHIP

LifePoint CSLP, LLC, as limited partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

HSCGP, LLC, as general partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:

MEXIA PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

Mexia-Principal, Inc., as general partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:

PALESTINE PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

Palestine Principal G.P., Inc., as general partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:

PHC-ASHLAND, L.P.

PHC-Tennessee, Inc., as general partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:

PHC-MINDEN, L.P.

PHC-Minden G.P., Inc., as general partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

PHC-Louisiana, Inc., as limited partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:

PHC-MORGAN CITY, L.P.

PHC-Lakewood, Inc., as general partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

PHC-Morgan Lake, Inc., as limited partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:

PHC-OPELOUSAS, L.P.

PHC-Louisiana, Inc., as limited partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:

PRHC-ENNIS, L.P.

PRHC-Ennis G.P., Inc., as general partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

By:	/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

Exhibit A

[Insert the Global Note Legend if applicable pursuant to the provisions of the Indenture]

[Face of Note]

CUSIP 53219L AN9

5.875% Senior Note due 2023 (the “Notes”)

No.	$

LIFEPOINT HEALTH, INC.

promises to pay to                                                                               or registered assigns, the principal sum of                  .

Interest Payment Dates:  June 1 and December 1, commencing on June 1, 2016.

Record Dates:  May 15 and November 15.

Dated:  December 4, 2015

LIFEPOINT HEALTH, INC.

By:
Name:
Title:

Dated:  December 4, 2015

This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

[Back of Note]

5.875% Senior Note due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.

LifePoint Health, Inc., a Delaware corporation (herein the “Company” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay interest on the principal amount of this Note at the rate per annum shown above from December 4, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 1 and December 1in each year, commencing on June 1, 2016, and at the Stated Maturity thereof, until the principal hereof is paid or made available for payment and on any Defaulted Interest to the extent permitted by law.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      Method of Payment.

The Company will pay interest on the Notes on each June 1 and December 1 to the Persons who are registered Holders of the relevant Notes at the close of business on the May 15 or November 15 (whether or not a Business Day) next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to Defaulted Interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York; provided, however, that at the option of the Company payment of interest due on an Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the books of registry maintained by the Registrar and provided, further, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 15 days prior to the applicable Interest Payment Date, subject to surrender of the Note at such office or agency in the case of payment of principal or premium.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of private debts.  The Company will pay principal of, and premium (if any) and interest (including additional interest, if any) on Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Note.

3.                                      Paying Agent and Registrar.

Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                      Indenture.

This Note is one of a duly authorized issue of Notes of the Company issued and issuable in one or more series under an Indenture, dated as of December 4, 2015 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 4, 2015 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”),  among the Company, the Guarantors and The Bank of

New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  All Notes issued under the Indenture will be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code § 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      Optional Redemption.

At any time prior to December 1, 2018, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 105.875% of the principal amount, plus accrued interest, if any, to (but not including) the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)                                 at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)                                 the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to December 1, 2018, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to (but not including) the redemption date.

On or after December 1, 2018, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve month period beginning on December 1 of the years indicated below.

Year	Redemption Price
2018	104.406%
2019	102.938%
2020	101.469%
2021 and thereafter	100.000%

6.                                      Mandatory Redemption.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7.                                      Repurchase at Option of Holder.

If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unrepurchased portion of a Note must be in a minimum denomination of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to (but not including) the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

If the Company or a Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $75 million, the Company shall commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 3.04 of the First Supplemental Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.  To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes.  If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis; provided, that if such Notes are in the form of Global Notes, such Notes shall be selected in accordance with the procedures of DTC.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.                                      Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes and portions of Notes to be redeemed will be in amounts of $1,000 and integral multiples of $1,000 in excess thereof; provided that no Notes of $2,000 or less shall be redeemed or purchased in part.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.                                      Denominations, Transfer, Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.  A holder may register the transfer or exchange of the Note as provided in the Indenture and subject to certain limitations therein set forth.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

10.                               Persons Deemed Owners.

The registered Holder of a Note may be treated as its owner for all purposes.

11.                               Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of Notes affected by such amendment or supplement, the Indenture and the Notes may be amended or supplemented to, among other things:  (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes; (c) provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or sale of substantially all assets; (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (f) to allow any Guarantor to execute a supplemental indenture to the Indenture; (g) evidence or provide for acceptance of appointment of a successor Trustee; (h) mortgage, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Notes as additional security for the payment and performance of the Company’s or, if applicable, the Guarantor’s obligations herein; (i) to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the Indenture when permitted or required pursuant to the terms of the Indenture; or (j) to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” to the extent that such provision was intended to be a substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantee.

12.                               Defaults and Remedies.

Events of Default include:  (a) default for 30 days in the payment when due of interest on the Notes; (b) default in payment when due of principal of or premium, if any, on the Notes (including the failure to repurchase the Notes pursuant to a Change of Control Offer or Asset Sale Offer); (c) failure by the Company, any Guarantor or any Significant Subsidiary to comply with Section 5.01 of the Indenture; (d) failure by the Company, any Guarantor or any Significant Subsidiary for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (e) default under certain other agreements relating to Indebtedness of the Company, any Guarantor or any Significant Subsidiary which default results in the acceleration of such Indebtedness prior to its express maturity; (f) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; and (h) except as permitted by the Indenture, any applicable Subsidiary Guarantee or a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or a Significant Subsidiary or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor’s Subsidiary Guarantee.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving the Company, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                               Trustee Dealings with Company.

The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.                               No Recourse Against Others.

A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.                               Guarantees.

The payment by the Company of the principal of and premium, if any, and interest on this Note is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture.

16.                               Authentication.

This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.                               Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.                               CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

LifePoint Health, Inc.
330 Seven Springs Way
Brentwood, Tennessee 37027
Attention:  Investor Relations

19.                               Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                  to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.03 or 4.05 of the First Supplemental Indenture, please provide the following information:

☐	Section 4.03	☐	Section 4.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.03 or 4.05 of the First Supplemental Indenture, state the amount you elect to have purchased:

$                     ($1,000 or an integral multiple thereof, provided that any unpurchased portion of this Note must be in the minimum denomination of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face
of this Note)

Tax Identification No.:

Signature Guarantee*:

*                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a permanent Note, or exchanges of a part of another Global Note or permanent Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

*                                         This schedule should be included only if the Note is issued in global form.

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as             , among              (the “Guaranteeing Subsidiary”), a subsidiary of LifePoint Health, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 4, 2015 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 4, 2015 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee” which term includes any successor trustee under the Indenture, providing for the issuance of 5.875% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 7.01 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)                                 Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(i)                                     the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Notes or the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)                                 The obligations of the Guaranteeing Subsidiary hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)                                  The following is hereby waived:  diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)                                 This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                                   The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)                                  As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(h)                                 The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i)                                     Pursuant to Section 11.03 of the Base Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article XI of the Base Indenture and Article X of the First Supplemental Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

(j)                                    This Note Guarantee is a guarantee of payment and not of collection.

3.                                      Execution and Delivery.  Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.                                      Guaranteeing Subsidiary may Consolidate, etc. on Certain Terms.  A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(a)                                 immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b)                                 subject to the provisions of Section 10.03 of the First Suplemental Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein or therein as a Guarantor.  All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution thereof.

Except as set forth in Articles V and VI of the First Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5.                                      Releases.  The Note Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(a)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Sections 3.04 and 4.03 of the First Supplemental Indenture;

(b)                                 in connection with any sale of a majority of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with Sections 3.04 and 4.03 of the First Supplemental Indenture;

(c)                                  if the Company (i) designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or (ii) designates any Restricted Subsidiary that is a Guarantor to be an Excluded Subsidiary, in each case, in accordance with the Indenture;

(d)                                 if such Guarantor is or becomes a non-Wholly-Owned Subsidiary and does not then guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of the Company or a Guarantor;

(e)                                  if any Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to the Indenture;

(f)                                   upon the Company’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII of the Base Indenture and Article IX of the First Supplemental Indenture or if the Company’s obligations under the Indenture and the Notes are discharged in accordance with the terms of the Indenture; or

(g)                                  pursuant to Section 4.11 of the First Supplemental Indenture.

Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article XI of the Base Indenture and Article X of the First Supplemental Indenture.

6.                                      No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.                               The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:

[Guaranteeing Subsidiary]

By:
Name:
Title:

LifePoint Health, Inc.

By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Name:
Title: